REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Trustees and Shareholders of
  the BlackRock Funds:

BlackRock Money Market
BlackRock Small/Mid-Cap Growth
Equity
BlackRock U.S. Treasury Money
Market
BlackRock Aurora
BlackRock Municipal Money
Market
BlackRock Global Opportunities
BlackRock New Jersey
Municipal Money Market
BlackRock Low Duration Bond
BlackRock North Carolina
Municipal Money Market
BlackRock Intermediate Government
Bond
BlackRock Ohio Municipal
Money Market
BlackRock Intermediate Bond II
BlackRock Pennsylvania
Municipal Money Market
BlackRock Total Return II
BlackRock Virginia Municipal
Money Market
BlackRock Total Return
BlackRock Large Cap Value
Equity
BlackRock Government Income
BlackRock Large Cap Growth
Equity
BlackRock GNMA
BlackRock Mid-Cap Value
Equity
BlackRock Managed Income
BlackRock Mid-Cap Growth
Equity
BlackRock International Bond
BlackRock Small Cap Value
Equity
BlackRock High Yield Bond
BlackRock Small Cap Core
Equity
BlackRock Strategic I
BlackRock Small Cap Growth
Equity
BlackRock Enhanced Income
BlackRock U.S. Opportunities
BlackRock Intermediate Bond
BlackRock Global Science &
Technology Opportunities
BlackRock Inflation Protected Bond
BlackRock Dividend Achievers
TM
BlackRock UltraShort Municipal
BlackRock All-Cap Global
Resources
BlackRock AMT-Free Municipal Bond
BlackRock International
Opportunities
BlackRock Pennsylvania Municipal
Bond
BlackRock Investment Trust
BlackRock New Jersey Municipal
Bond
BlackRock Asset Allocation
BlackRock Ohio Municipal Bond
BlackRock Legacy
BlackRock Delaware Municipal Bond
BlackRock Health Sciences
Opportunities
BlackRock Kentucky Municipal Bond
BlackRock Global Resources
BlackRock Exchange
BlackRock Index Equity


In planning and performing our audits of the financial statements of the BlackRock Funds (the "Fund") consisting of the Portfolios listed above (the "Portfolios"), as of and for the year ended September 30, 2006, in accordance with the standards of the Public Company Accounting
Oversight Board (United States), we considered its internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Portfolios' internal control over financial reporting.
Accordingly, we express no such opinion.

The management of the Portfolios is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of a company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the company's ability to initiate, authorize, record, process, or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the company's annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of the Portfolios' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting
Oversight Board (United States). However, we noted no deficiencies in the Portfolios' internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be a material weakness, as defined above, as of September 30, 2006.

This report is intended solely for the information and use of management and the Board of Trustees of the Portfolios and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/ Deloitte & Touche LLP

November 22, 2006
Philadelphia, PA 19103